Exhibit 99.1

Casper Reports Third Quarter Results

Emilie Arel Appointed Chief Executive Officer

NEW YORK – November 15, 2021 - Casper Sleep Inc. (“Casper” or the “Company”) (NYSE: CSPR) today announced financial results for the quarter ended September 30, 2021 (the “third quarter 2021”). The Company also announced that Emilie Arel, who serves as President and Chief Commercial Officer at Casper, has been appointed Chief Executive Officer, assuming the role from Casper Co-Founder, Philip Krim, effective November 15, 2021. Separately, the Company announced that it has entered into a definitive agreement to be acquired by Durational Capital Management LP (“Durational”) for $6.90 per share in an all-cash transaction expected to close in the first quarter of 2022.

Third Quarter 2021 Financial Highlights (as compared to the quarter ended September 30, 2020)

•	Revenue increased 26.8% to an all-time quarterly record of $156.5 million;
◦	Direct-to-Consumer revenue, inclusive of Casper’s 72 retail stores and e-commerce channel, increased 6.7% to $96.5 million;
◦	Retail Partnership revenue increased 78.6% to $60.0 million;
•	Gross Profit decreased $4.6 million, or 6.7%, to $63.9 million;
•	Net Loss increased by $9.4 million, or 59.4%, to $25.3 million, inclusive of a $2.4 million restructuring charge;
•	Adjusted EBITDA loss of $12.1 million, compared to a loss of $7.5 million; and
•	Cash and cash equivalents were $43.1 million on September 30, 2021.

Commenting on the third quarter 2021 results and proposed transaction, Casper’s Chief Executive Officer, Philip Krim, said, “Our strong top-line growth of 26.8% and ability to onboard additional world-class retail partners, such as Sleep Country, continues to underscore the strength of our brand and value proposition of our award-winning mattresses and sleep products. However, ongoing industry-wide supply chain challenges are resulting in sustained inflationary pressures across the industry impacting our ability to meet demand effectively and efficiently and impairing the Company’s liquidity position.

“Casper’s Board of Directors in consultation with outside advisors, has evaluated a range of strategic and financial alternatives over several months and determined after careful consideration that the transaction proposed by Durational is superior to all other alternatives available. The proposed acquisition offers shareholders immediate and substantial value, and ensures the business has the financial flexibility required to support continued growth. In addition, Durational is committed to building on the strength of the Casper brand, products, omni-channel platform, and employees, to further improve the customer experience and create new opportunities for Casper.” Mr. Krim added, “I am pleased to announce Emilie Arel’s appointment as Chief Executive Officer. Emilie and I have worked together toward this goal for a long time and her new responsibilities reflect our focus on prioritizing talent development across the company. Emilie’s background and experience at world-class brands including Quidsi, Gap and Target will be of great benefit to Casper – she is a leader who will take bold steps and work across departments to advance our strategic initiatives by leveraging the resources she has available and motivating those around her.”

With over 20 years of leadership experience across retail, merchandising, customer experience, and marketing, Emilie Arel has led Casper’s commercial and brand strategy. Previously, Emilie was the CEO of FULLBEAUTY Brands, a plus-size apparel company, where she led the company through a debt restructuring and put the company on the path to a digital transformation. Prior to that, she served as the CEO of Quidsi, an Amazon company with 10 brands, including Diapers.com and Soap.com. Earlier in her career, Emilie spent seven years with Gap Inc. where she held multiple positions and led a team of 12,000+ employees and 220+ stores. Before joining Gap, Emilie held various roles at Target Corporation. Emilie earned MBAs from Columbia University Business School and the University of California, Berkeley.

Mr. Krim concluded, “I could not be more excited about Casper’s future under Emilie’s leadership and with Durational’s partnership. Durational is committed to building on the strength of the Casper brand by leveraging our accomplishments, unparalleled customer experience, omni-channel platform and market position to further improve the customer experience and create new opportunities for the Casper family of employees. In summary, Emilie’s leadership and our agreement with Durational creates immediate and substantial value for our shareholders and charts a clear path forward to deliver value for all stakeholders as we continue to bring better sleep to more people.”

Commenting on her appointment, Emilie Arel, President and Chief Commercial Officer stated, “I am excited to take on the Chief Executive role at this time of change at Casper. Philip and the founding team disrupted the mattress industry by introducing a new type of shopping experience and built a beloved brand with award-winning products and approximately $500 million in annual sales. Under Durational, Casper will have financial flexibility to accelerate our growth plans, and I look forward to working closely with Durational and with all of Casper’s talented team members to deliver on the tremendous potential of this business in the months and years ahead.”

Withdrawal of Outlook for Certain Financial Metrics

In light of the pending transaction, the Company today withdrew all of its financial guidance.

Cancellation of Third Quarter 2021 Conference Call

The Company will not be conducting its third quarter 2021 conference call and webcast, previously scheduled for today, November 15, 2021 at 5:00 p.m. Eastern Time. The Company plans to file its quarterly report on Form 10-Q with the Securities and Exchange Commission (the “SEC”) on November 15, 2021.

Casper periodically provides information for investors on its corporate website, casper.com, and its investor relations website, ir.casper.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC and information on corporate governance.

About Casper

Casper believes everyone should sleep better. The Sleep Company has a full portfolio of obsessively engineered sleep products—including mattresses, pillows, bedding, and furniture designed in-house by the Company’s award-winning R&D team at Casper Labs. In addition to its e-commerce business, Casper owns and operates Sleep Shops across North America and its products are available at a growing list of retailers.

Important Information and Where to Find It

In connection with the proposed transaction between the Company and Durational Capital Management LP, a special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction. The Company expects to file with the SEC a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to the Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at https://ir.casper.com or by contacting the Company investor relations department at cspr@jcir.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders will be set forth in the Proxy Statement for its special stockholder meeting. The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company directors and executive officers in the transaction, which may be different than those of the Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the impact of the COVID-19 pandemic and the related effect on our employees, customers and business operations; our business strategy and plans; the future growth of our business; objectives of management for future operations and creating long-term value; the management transition and anticipated benefits thereof; and the proposed transaction with Durational Capital Management LP and anticipated benefits thereof. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: including the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s business and other conditions to the completion of the transaction; conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the failure by Durational Capital Management LP to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; potential litigation relating to the proposed transaction; the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; and restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; we will need additional financing to execute our business plan, to fund our operations and to continue as a going concern; the COVID-19 pandemic could adversely impact our business, financial condition and results of operations; our ability to compete successfully in the highly competitive industries in which we operate; our ability to maintain and enhance our brand; the success of our retail store and retail partnerships expansion plans; our ability to successfully implement our growth strategies related to launching new products; the effectiveness and efficiency of our marketing programs; our ability to manage our current operations and to manage future growth effectively; our past results may not be indicative of our future operating performance; our ability to manage our supply chain commensurate with demand and successfully and timely deliver merchandise to our retail partners and customers; the duration and impact of current supply chain constraints and inflationary pressures our business, financial condition and results of operations; our ability to attract new customers or retain existing customers; the growth of the market for sleep as a retail category and our ability to become a leader or maintain our leadership in the category; the impact of social media and influencers on our reputation; our ability to protect and maintain our intellectual property; our exclusive reliance on third-party contract manufacturers whose efforts we are unable to fully control; our ability to effectively implement strategic initiatives; our ability to transfer our supply chain and other business processes to a global scale; risks relating to fluctuations in the cost and availability of raw materials and fuel; risks relating to our international operations and expansion; we are dependent on our retail partners; general economic and business conditions; we or our service providers could be subject to system failures or interruptions, cyber-based attacks and security breaches or other incidents; risks relating to changing legal and regulatory requirements, and any failure to comply with applicable laws and regulations; we may be subject to product liability claims and other litigation; we may experience fluctuations in our quarterly operating results; we have and expect to continue to incur significant losses; risks relating to our indebtedness; our need for additional funding, which may not be available; risks relating to taxes; our ability to attract and retain qualified personnel; future sales by us our stockholders may cause the market price of our stock to decline; and risks and additional costs relating to our status as a public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net loss before interest (income) expense, income tax expense and depreciation and amortization as further adjusted to exclude the impact of stock-based compensation expense, restructuring costs, costs associated with legal settlements, and transaction costs incurred in connection with our initial public offering. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

Management uses Adjusted EBITDA:

•	as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•	for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•	to evaluate the performance and effectiveness of our operational strategies; and
•	to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with the reconciliation, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our consolidated financial statements as indicators of financial performance. Some of the limitations are:

•	such measure does not reflect our cash expenditures;
•	such measure does not reflect changes in, or cash requirements for, our working capital needs;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
•	other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using this non-GAAP measure only supplementally. As noted in the table below, Adjusted EBITDA includes adjustments to exclude the impact of stock-based compensation expense and material infrequent items, including but not limited to the costs of our initial public offering, restructuring, and costs associated with legal settlements, among other items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and may complicate comparisons of our internal operating results and operating results of other companies over time. In addition, Adjusted EBITDA includes adjustments for other items that we do not expect to regularly record following our initial public offering. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

Press Contact

comms@casper.com

Investor Relations Contact

Joseph Jaffoni, Norberto Aja, Jennifer Neuman

JCIR

(212) 835-8500

cspr@jcir.com

Casper Sleep Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	As of
	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$43,102	$88,922
Restricted cash	—	3,162
Accounts receivable, net	31,182	27,663
Prepaid expenses and other current assets	12,469	11,026
Inventory, net	76,332	35,531
Total current assets	163,085	166,304
Property and equipment, net	55,570	66,529
Other assets	1,347	1,368
Total assets	$220,002	$234,201

Liabilities and Stockholders’ (Deficit) / Equity
Current liabilities:
Accounts payable	$69,972	$47,612
Accrued expenses	77,050	54,741
Deferred revenue	11,590	7,430
Short-term debt	16,000	—
Other current liabilities	12,397	9,498
Total current liabilities	187,009	119,281
Long-term debt	50,796	65,546
Other liabilities	25,239	23,907
Total liabilities	263,044	208,734
Stockholders’ (deficit) / equity:
Common stock, $0.000001 par value - 170,000 and 170,000 shares authorized; 41,492 and 40,539 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	451,932	440,248
Accumulated other comprehensive income	41	34
Accumulated deficit	(495,015)	(414,815)
Total stockholders’ (deficit)/equity	(43,042)	25,467
Total liabilities and stockholders’ (deficit) / equity	$220,002	$234,201

Casper Sleep Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$156,534	$123,464	$435,969	$346,704
Cost of goods sold	92,632	54,944	232,850	168,155
Gross profit	63,902	68,520	203,119	178,549
Operating expenses
Sales and marketing expenses	38,431	42,565	118,858	113,220
General and administrative expense	46,140	39,518	138,802	128,522
Restructuring expenses	2,394	155	20,379	5,595
Total operating expenses	86,965	82,238	278,039	247,337
Loss from operations	(23,063)	(13,718)	(74,920)	(68,788)
Other (income) expense
Net interest expense	2,212	2,127	6,509	6,435
Other income, net	(17)	(9)	(1,283)	(742)
Total other expenses, net	2,195	2,118	5,226	5,693
Loss before income taxes	(25,258)	(15,836)	(80,146)	(74,481)
Income tax expense	16	20	52	46
Net loss	(25,274)	(15,856)	(80,198)	(74,527)
Other comprehensive income (loss)
Currency translation adjustment	(7)	(226)	(41)	(516)
Total comprehensive loss	$(25,281)	$(16,082)	$(80,239)	$(75,043)

Net loss per share attributable to common stockholders, basic and diluted	$(0.61)	$(0.40)	$(1.94)	$(2.07)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	41,249,097	40,118,959	41,239,921	35,927,521

Casper Sleep Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows used in operating activities:
Net loss	$(80,198)	$(74,527)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,255	11,047
Stock based compensation expense	11,655	9,691
Asset impairments	8,933
Other	(2,662)	2,328
Changes in assets and liabilities:
Accounts receivable, net	(3,520)	13,485
Prepaid expenses and other current assets	(1,443)	9,393
Inventory, net	(40,801)	4,484
Other assets	20	(552)
Accounts payable	22,738	(3,843)
Accrued expenses	22,308	(14,884)
Deferred revenue	4,159	583
Other liabilities	8,144	(4,191)
Net cash used in operating activities	(38,412)	(46,986)
Cash flows used in investing activities:
Purchases of property and equipment	(10,606)	(12,559)
Net cash used in investing activities	(10,606)	(12,559)
Cash flows provided by financing activities:
Exercise of stock options and warrants	29	612
Proceeds from equity issuance	—	87,999
Proceeds from borrowings	3,000	—
Repayment on borrowings	(3,000)	—
Net cash provided by financing activities	29	88,611
Effect of exchange rate changes	7	(516)
Net change in cash, cash equivalents, and restricted cash	(48,982)	28,550
Cash, cash equivalents, and restricted cash at beginning of period	92,084	67,578
Cash, cash equivalents, and restricted cash at end of the period	$43,102	$96,128

Supplemental disclosure of cash paid for:
Interest paid	$(4,877)	$(4,484)

Casper Sleep Inc. and Subsidiaries

Reconciliation of Non-GAAP Metrics

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net loss	$(25,274)	$(15,856)	$(80,198)	$(74,527)
Income tax expense	16	20	52	46
Net interest expense	2,212	2,127	6,509	6,435
Depreciation and amortization	4,288	3,313	12,255	9,656
Stock based compensation(a)	4,306	3,746	11,655	9,691
Restructuring(b)	2,394	155	20,379	5,595
Legal settlements(c)	—	(1,000)	—	500
Transaction costs(d)	—	—	—	787
Adjusted EBITDA	$(12,058)	$(7,495)	$(29,348)	$(41,817)

(a)	Represents non-cash stock-based compensation expense.

(b)	The 2020 costs are associated with implementing strategic changes in the companies' business structure including reductions in work force and exiting of certain lines of business or geographies. The 2021 costs include lease exit costs and asset impairments associated with the consolidation of office space into the New York metro area and certain severance and other employee separation costs.

(c)	Amounts related to litigation settlements.

(d)	Represents expenses incurred for professional, consulting, legal, and accounting services performed in connection with our initial public offering, which are not indicative of our ongoing costs and which were discontinued following the completion of our initial public offering.